UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)                                                                                                           May 14, 2010

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                                                                           (212) 220-7120

___________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2010, the shareholders of AmTrust Financial Services, Inc., a Delaware corporation (the “Company”), upon the recommendation of the Company’s Board of Directors, approved (1) an amendment contemplated by the Amended and Restated AmTrust Financial Services, Inc. 2007 Executive Performance Plan (the “Executive Performance Plan”) and (2) the AmTrust Financial Services, Inc. 2010 Omnibus Incentive Plan (the “Omnibus Incentive Plan”).

The Executive Performance Plan authorizes the Compensation Committee to provide certain executive officers and key employees the opportunity to earn incentive compensation linked to the Company’s performance.  The Executive Performance Plan was amended to (1) establish additional performance criteria the Compensation Committee could utilize to set performance objectives, (2) increase the maximum incentive payable in any one year to $6 million for the Company’s Chief Executive Officer and $4 million for any other participant, and (3) comply with Section 409A of the Internal Revenue Code.

The Omnibus Incentive Plan authorizes the Compensation Committee to provide equity-based compensation in the form of a variety of awards including stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other awards for the purpose of attracting and retaining non-employee directors, officers and other employees of the Company and its subsidiaries and providing such persons incentives and rewards for their performance. Total awards under the Omnibus Incentive Plan are limited to 6,045,511 shares of the Company’s common stock, par value $0.01 per share, which includes 1,545,511 shares of common stock that remained available for issuance under the Company’s 2005 Equity Incentive Plan.

The Omnibus Incentive Plan also authorizes the Compensation Committee to make awards to eligible employees upon the achievement or satisfaction of performance conditions that are based on measures of the Company’s performance. These performance measures will be determined by the Compensation Committee for each plan year and will include one or more of the performance goals specified in Section 7(b) of the Omnibus Incentive Plan.

The descriptions of the Executive Performance Plan and the Omnibus Incentive Plan are qualified in their entirety by reference to the full text of the plans, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 14, 2010.  The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

Description of Matters Submitted	For	Withheld

1. Election of Directors:
Donald T. DeCarlo	51,212,671	436,006
Susan C. Fisch	51,215,077	433,600
Abraham Gulkowitz	51,219,322	429,355
George Karfunkel	50,811,780	836,897
Michael Karfunkel	42,909,738	8,738,939
Jay J. Miller	50,254,331	1,394,346
Barry D. Zyskind	50,974,591	674,086

	For	Against	Abstain	Broker Non-Votes
2. Ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditor for the year ended December 31, 2010	56,176,213	24,527	17,857	0

3. Approval of Amendment contemplated by the Company’s Amended and Restated 2007 Executive Performance Plan	45,946,608	5,677,900	24,166	4,569,923

4. Approval of the Company’s 2010 Omnibus Incentive Plan	44,638,914	6,894,611	25,149	4,569,923

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Amended and Restated AmTrust Financial Services, Inc. 2007 Executive Performance Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 1, 2010)

10.2	AmTrust Financial Services, Inc. 2010 Omnibus Incentive Plan (incorporated by reference to Appendix B to the Company’s definitive proxy statement on Schedule 14A filed on April 1, 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date May 19, 2010	By:	/s/ Stephen Ungar
Stephen Ungar General Counsel and Secretary